UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):
May 26, 2010
Valeant Pharmaceuticals International
(Exact Name of Registrant as Specified in Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

1-11397 (Commission File Number)	33-0628076 (IRS Employer Identification No.)
One Enterprise
Alisa Viejo, California 92656
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code:
(949) 461-6000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Senior Secured Term Loan
     On May 26, 2010, Valeant Pharmaceuticals International (the “Company”), as borrower, and certain subsidiaries of the Company party thereto, as guarantors (the “Guarantors”), entered into a Credit and Guaranty Agreement (the “Credit Agreement”) with Goldman Sachs Credit Partners L.P., as sole lead arranger, Goldman Sachs Bank USA, as initial Administrative Agent and Collateral Agent (the “Collateral Agent”) and as a lender (together with the other lenders who become party thereto from time to time, the “Lenders”). The Company and the Guarantors also entered into a Pledge and Security Agreement with the Collateral Agent (the “Security Agreement”).
     The Credit Agreement provides for a single $30 million senior secured term loan due, together with accrued interest, on December 1, 2010 (the “Loan”). The Loan was advanced under the Credit Agreement on May 26, 2010. The Company used a portion of the Loan in connection with the acquisition of Princeton Pharma Holdings LLC, as described below in Item 2.01. The remaining proceeds of the Loan may be used for working capital and general corporate purposes.
     The Loan initially bears interest at an annual rate equal to the Base Rate, as defined in the Credit Agreement, plus 1.75%. So long as no Default or Event of Default has occurred and is continuing, the Company has the ability to convert all or any portion of the Loan (subject to limitations both on amount and timing) from a base rate loan into a eurodollar rate loan. Eurodollar rate loans bear interest at the Adjusted Eurodollar Rate, as defined in the Credit Agreement, plus 2.75%. So long as no Default or Event of Default has occurred and is continuing, at the end of any applicable Interest Period (as defined in the Credit Agreement), eurodollar rate loans may be continued or converted into base rate loans.
     The Company is required to prepay the outstanding amounts of the Loan from proceeds received from asset sales, insurance/condemnation, issuances of equity and convertible securities, and incurrence of debt, subject to certain exceptions specified in the Credit Agreement. Amounts outstanding under the Credit Agreement may be prepaid at the option of the Company without premium or penalty, subject to certain minimum prepayment thresholds. Amounts prepaid will first be applied to repay outstanding base rate loans prior to outstanding eurodollar rate loans.
     The Credit Agreement contains affirmative covenants that require the Company and certain of its subsidiaries, among other things, to:
•	deliver periodic financial and other information;

•	deliver notices of default, litigation, environmental matters and other matters;

•	provide certain ongoing certifications; and

•	pay taxes and maintain existence, properties and insurance.
     The Credit Agreement contains negative covenants that limit the ability of the Company and certain of its subsidiaries, among other things, to:
•	incur or guarantee indebtedness or certain liens or enter into negative pledges;

•	pay dividends, repurchase stock or make certain other restricted payments or subsidiary distributions;

•	enter into transactions with affiliates;

•	consummate asset sales, acquisitions or mergers, sales and leasebacks or dispositions of subsidiary interests;

•	prepay other indebtedness; or

•	make investments.
     The Credit Agreement also requires compliance with a leverage ratio of consolidated total debt to consolidated adjusted EBITDA (in each case calculated as set forth in the Credit Agreement) that does not exceed 3.5 to 1.0.

     The Credit Agreement contains customary events of default, including for:
•	failure to make required payments;

•	breach of or failure to comply with certain agreements or covenants;

•	defaults under certain other indebtedness;

•	certain events of bankruptcy and insolvency;

•	failure to pay certain judgments;

•	the occurrence of certain ERISA related matters; and

•	the occurrence of a change of control, as defined in the Credit Agreement.
     Each domestic subsidiary of the Company that is a presently a guarantor of the Company’s 8.375% Senior Notes due 2016 or 7.625% Senior Notes due 2020 has signed the Credit Agreement and Security Agreement as a Guarantor and irrevocably and unconditionally guaranteed the repayment of the obligations under the Credit Agreement. Each domestic subsidiary of the Company that becomes a guarantor of the Company’s 8.375% Senior Notes due 2016 or 7.625% Senior Notes due 2020 will also be required to join the Credit Agreement and the Security Agreement as a Guarantor.
     The Security Agreement provides for the grant of a blanket security interest on all of the Company’s and the Guarantors’ assets, subject to limited exceptions, to secure the obligations of the Company and each Guarantor under the Credit Agreement and under certain hedge related agreements, as may be entered into from time to time, with the Lenders or their affiliates who are counterparties to the hedging arrangements. The collateral under the Security Agreement and any applicable guarantees are subject to release upon the repayment of all obligations (other than those related to the hedging arrangements) under the Credit Agreement.
     The foregoing descriptions of the Credit Agreement and the Security Agreement are qualified in their entirety by reference to such agreements, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.
Item 2.01 Completion of Acquisition or Disposition of Assets.
     On May 26, 2010, pursuant to the previously announced Membership Interest Purchase Agreement (the “Interest Purchase Agreement”), dated May 3, 2010, by and among the Company, Princeton Pharma Holdings LLC (“Princeton Pharma”) and the members of Princeton Pharma (the “Members”), the transaction contemplated in the Interest Purchase Agreement (the “Acquisition”) was completed. Upon the closing of the Acquisition, the Company acquired Princeton Pharma, the wholly owned operating subsidiary of which is Aton Pharma, Inc. At the closing and pursuant to the terms of the Interest Purchase Agreement and as previously disclosed in the Company’s Current Report on Form 8-K filed on May 3, 2010 (the “Prior Current Report”), after taking into account adjustments based on the estimated level of working capital of Princeton Pharma at the closing of the transaction, the Company paid aggregate closing consideration of approximately $322.9 million in cash in order to pay and satisfy transaction expenses and indebtedness of Princeton Pharma as of the closing of the transaction and to pay the members of Princeton Pharma for their interests therein.
     The foregoing description of the Interest Purchase Agreement and the description of the Interest Purchase Agreement included in the Prior Current Report is qualified in its entirety by reference to the Interest Purchase Agreement, a copy of which is filed herewith as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 9.01. Financial Statements and Exhibits.
     (a) Financial Statements of Business Acquired.

          The financial statements required by Item 9.01(a) of this Form 8-K will be filed by amendment no later than 71 calendar days after the date this report on Form 8-K must be filed.
     (b) Pro Forma Financial Information.
          The pro forma combined financial information required by Item 9.01(b) of this Form 8-K will be filed by amendment no later than 71 calendar days after the date this report on Form 8-K must be filed.
     (d) Exhibits. The following documents are filed as exhibits to this report:
2.1	Membership Interest Purchase Agreement, dated May 3, 2010, by and among Valeant Pharmaceuticals International, Princeton Pharma Holdings LLC and the other parties named therein. †‡

10.1	Credit and Guaranty Agreement, dated May 26, 2010, by and among Valeant Pharmaceuticals International, the guarantors named therein, Goldman Sachs Bank USA and the other parties named therein. ‡

10.2	Pledge and Security Agreement, dated May 26, 2010, by and among Valeant Pharmaceuticals International, Goldman Sachs Bank USA and the other grantors named therein. ‡

†	Confidential treatment has been requested for certain information contained in this document. Such information has been omitted and filed separately with the Securities and Exchange Commission.

‡	Schedules and exhibits have been omitted. Valeant hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valeant Pharmaceuticals International
Date: June 2, 2010	By:	/s/ Steve T. Min
Steve T. Min
Executive Vice President and General Counsel